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                                               Registration No. 333-
                                                                    --------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

               --------------------------------------------------------


                                       FORM S-8


                               REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


               --------------------------------------------------------

                                      HPSC, INC.
               --------------------------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)


      Delaware                                        04-2560004
-------------------------------                     --------------------
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

                                   60 State Street
                                 Boston, MA  02109-1803
                ------------------------------------------------------
                 (Address of Principal Executive Offices) (Zip Code)


                       STOCK OPTION GRANT TO LOWELL P. WEICKER
                     -------------------------------------------
                               (Full Title of the Plan)


                               Rene Lefebvre, Treasurer
                                   60 State Street
                              Boston, MA  02109-1803
                 ----------------------------------------------------
                       (Name and Address of Agent for Service)


                                    (617) 720-3600
           ---------------------------------------------------------------
            (Telephone Number, Including Area Code, of Agent for Service)

                                       Copy to:
                                       --------


                               Dennis M. Townley, Esq.
                      Hill & Barlow, a Professional Corporation
                               One International Place
                             Boston, Massachusetts 02110
                                    (617) 428-3540



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                            CALCULATION OF REGISTRATION FEE


  Title of        Amount to be     Proposed         Proposed         Amount of
 Securities to     Registered      Maximum          Maximum        Registration
 be Registered                   Offering Price    Aggregate            Fee
                                   Per Share     Offering Price



   Common
    Stock             4,000          $4.75            $19,000            $5.76
   ($.01 par
    value)


                                         -2-


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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference.

    The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of HPSC, Inc. (the "Company") for the year ended December 31, 1996; and (b) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form S-1, filed on April 27, 1983, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

    Item 4.  Description of Securities.

    Not applicable.

    Item 5.  Interests of Named Experts and Counsel.

    Certain legal matters relating to the shares of Common Stock, $.01 par value, of the Company to be issued pursuant to the Stock Option Grant to Lowell P. Weicker have been passed upon for the Company by Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110. Dennis W. Townley, a member of that firm, is the Secretary of the Company.

    The consolidated financial statements of HPSC, Inc. (the "Company") as of and for the year ended December 31, 1996 incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP ("Deloitte & Touche"), independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements as of December 31, 1995 and for the fiscal years ended December 31, 1995 and December 31, 1994 incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated by reference in reliance on the report of Coopers & Lybrand L.L.P. ("Coopers &


                                         II-1


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Lybrand"), independent accountant, given on the authority of said firm as experts in auditing and accounting.

    Coopers & Lybrand resigned as independent accountants for the Company on June 12, 1996. None of the reports of Coopers & Lybrand on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand, there were no disagreements with Coopers & Lybrand on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the reportable events listed in Item 304(a)(l)(v) of Regulation S-K occurred with respect to the Company during the Company's two most recent fiscal years and the subsequent interim period preceding the resignation of Coopers & Lybrand.

    On June 19, 1996, the Company engaged Deloitte & Touche as its independent accountants.

    Item 6.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's By-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

    The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

                                         II-2


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    Item 7.  Exemption from Registration Claimed.

    Not applicable.

    Item 8.  Exhibits.

    See Exhibit Index.

    Item 9.  Undertakings.

    A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

         (3) To remove from registration by means of a post-effective registration amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

                                         II-3


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Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                         II-4


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on May 13, 1997.

                                  HPSC, INC.


                                  By:  /s/ John W. Everets
                                           ---------------
                                           John W. Everets
                                           Chairman of the Board,
                                           Chief Executive Officer


                                         II-5


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                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John
W. Everets and Rene Lefebvre and each of them singly as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


    Signature              Title                                   Date


/s/ John W. Everets
------------------------  Chairman of the Board                    May 13, 1997
John W. Everets           of Directors and Chief
                          Executive Officer (principal
                          executive officer)


/s/ Raymond R. Doherty
------------------------  President and                            May 13, 1997
Raymond R. Doherty        Director


/s/ Rene Lefebvre
------------------------  Vice President of Finance,               May 13, 1997
Rene Lefebvre             Chief Financial Officer and
                          Treasurer (principal financial officer)

/s/ Dennis J. McMahon
------------------------  Vice President of                        May 13, 1997
Dennis J. McMahon         Administration (principal
                          accounting officer)

/s/ Joseph A. Biernat
------------------------  Director                                 May 13, 1997
Joseph A. Biernat


/s/ J. Kermit Birchfield
------------------------  Director                                 May 13, 1997
J. Kermit Birchfield


                                         II-6


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/s/ Dollie A. Cole
------------------------    Director                               May 13, 1997
Dollie A. Cole


/s/ Samuel P. Cooley
------------------------    Director                               May 13, 1997
Samuel P. Cooley


/s/ Thomas M. McDougal
------------------------    Director                               May 13, 1997
Thomas M. McDougal


/s/ Lowell P. Weicker, Jr.
------------------------    Director                               May 19, 1997
Lowell P. Weicker, Jr.

                                         II-7


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                                    EXHIBIT INDEX

           Inapplicable items have been omitted.

  Exhibit         Title                          Method of Filing



4.1        Restated Certificate            Incorporated by reference to Exhibit
           of Incorporation of HPSC,       3.1 to HPSC's Annual Report on Form
           Inc.                            10-K for the fiscal year ended
                                           December 31, 1995.




4.2        Certificate of                  Incorporated by reference to Exhibit
           Amendment to Restated           3.2 to HPSC's Annual Report on Form
           Certificate of                  10-K for the fiscal year ended
           Incorporation of                December 31, 1995.
           HPSC, Inc. in
           Delaware on
           September 14, 1987





4.3        Certificate of                  Incorporated by reference to Exhibit
           Amendment to Restated           3.3 to HPSC's Annual Report on Form
           Certificate of                  10-K for the fiscal year ended
           Incorporation of                December 31, 1995.
           HPSC, Inc. in
           Delaware on May 22,
           1995





4.4        Amended and Restated            Incorporated by reference to Exhibit
           By-Laws                         3.4 to HPSC's Amendment No. 1 to
                                           Registration Statement on Form S-1
                                           filed March 10, 1997.



5          Opinion of Hill &               Filed herewith.
           Barlow, a
           Professional
           Corporation


23.1       Consent of Hill &
           Barlow, a
           Professional
           Corporation (included
           in Exhibit 5)


23.2       Consent of Deloitte &           Filed herewith.
           Touche LLP


23.3       Consent of Coopers &            Filed herewith.
           Lybrand L.L.P.


24         Power of Attorney
           (included above).


99         Stock Option Grant to           Incorporated by reference to Exhibit
           Lowell P. Weicker.              10.28 to HPSC's Annual
                                           Report on Form 10-K for the fiscal
                                           year ended December 31, 1995.